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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported)   JANUARY 19, 2004
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                               MAILKEY CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
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                 (State or Other Jurisdiction of Incorporation)

           000-29331                                  76-0270295
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    (Commission File Number)               (IRS Employer Identification No.)

           130 SHAFTESBURY AVENUE
                LONDON, ENGLAND                             W1D 5EU
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    (Address of Principal Executive Offices)               (Zip Code)

                               011-44-2070-310821
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01    COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS.

        On January 19, 2005, Mailkey Corporation, a Nevada corporation (the "Company"), consummated the acquisition of I-Element, Inc., a Nevada corporation ("I-Element"). Pursuant to the Agreement and Plan of Merger dated November 9, 2004, as amended by the First Amendment and Waiver to Agreement and Plan of Merger dated December 30, 2004 (collectively, the "Merger Agreement"), Mailkey Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("the Merger Sub") merged with and into I-Element and all shares of capital stock of I-Element were automatically exchanged for shares of common stock of the Company. As a result of the transaction, I-Element became a wholly-owned subsidiary of the Company.

        Under the terms of the Merger Agreement, the Company issued an aggregate of 47,845,836 shares of its common stock, $.001 par vale per share, in exchange for all of the issued and outstanding shares of capital stock of I-Element. The exchange ratio setting forth the number of shares of Company common stock issued for each issued and outstanding share of capital stock of I-Element was 3.52 shares of Company common stock for each issued and outstanding share of capital stock of I-Element.

        I-Element is a facilities-based nationwide communications service provider that provides state-of-the-art telecommunications services to small and medium sized enterprises ("SMEs"). iElement utilizes high-speed Internet T-1 lines, integrated T-1 lines for voice and data, wireless Internet/data services, and a Layer 2 Private Network solution to provide SMEs with dedicated Internet access services, customizable business solutions for voice, data and Internet, and secure communications channels between the SMEs' offices, partners, vendors, customers and employees without the us of a firewall or encryption devices.

        The amount of consideration to be paid by the Company upon the closing of the acquisition was determined in arm's length negotiations among the parties thereto. Prior to entering into the Merger Agreement, there were no material relationships between or among the Company or any of its affiliates, officers or directors, or associates of any such officers or directors, on the one hand, and I-Element or its respective affiliates, on the other.

        The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by the terms of the Merger Agreement filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

        On January 24, 2005, Tim Dean-Smith resigned as Chief Executive Officer of the Company. Mr. Dean-Smith continues to serve as the Chief Financial Officer, Secretary and as a director of the Company.

        In connection with the closing of the merger, the Company entered into a letter of intent with Ivan Zweig and Kramerica Capital Corporation ("Kramerica"), a corporation wholly-owned

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by Mr. Zweig, which contemplates that the Company and I-Element will enter into a four year employment agreement with Kramerica and Mr. Zweig pursuant to which Mr. Zweig will serve as the Chief Executive Officer of the Company and I-Element. The letter of intent provides that Mr. Zweig will receive an annual base salary of $300,000. In addition to his base salary, Mr. Zweig will be entitled to annual performance bonuses with targets ranging from $1,000,000 to $3,000,000 during the second, third and fourth years provided I-Element achieves certain performance goals. If Mr. Zweig is terminated without cause, the Company is obligated to pay the remaining salary owed to Mr. Zweig for the complete term of the employment agreement, to pay off all notes owed to Mr. Zweig or Kramerica, all outstanding options shall become fully vested, the Company shall pay all earned performance bonuses and all accrued vacation. If Mr. Zweig is terminated for any reason other than cause, the Company shall pay in full the Notes owed to either Mr. Zweig or Kramerica Capital Corporation and at least 75% of the earned bonus plan set forth by the directors.

        Effective January 24, 2005, Mr. Zweig was also appointed to the Board of Directors of the Company.

        Ivan Zweig, 32, has served as the Chief Executive Officer of I-Element since March 2003. Mr. Zweig is also the Chief Executive Officer, director and sole shareholder of Kramerica, a personnel services corporation. Since December 1998, Mr. Zweig has served as the Chief Executive Officer and director of Integrated Communications Consultants Corp. ("ICCC"), a nationwide data carrier specializing in high speed Internet access and secure data transaction. ICCC provides I-Element with resold telecom services and I-Element pays ICCC approximately $80,000 on a monthly basis for such services. On October 1, 2004, ICCC filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court, Northern District of Texas, Dallas Division.

        Upon the consummation of the acquisition, I-Element has issued and outstanding promissory notes to, among others, Kramerica in the aggregate amount of $120,000 (the "Notes"). I-Element has also issued Notes in the aggregate amount to members of Mr. Zweig's immediate family. The Notes will be due 42 months after the Closing and will continue to be secured by substantially all of the assets of I-Element. In the event one or more of the noteholders elect to receive the Notes and the Company or I-Element is unable to obtain a term sheet or letter of intent for $1.5 million of additional financing by March 1, 2005, the holder(s) of the Notes could declare the Notes to be in default and may be able to foreclose upon substantially all of the assets of I-Element

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

        In connection with the Company's acquisition of I-Element, on January 19, 2005 the Company issued an aggregate of 47,845,836 shares of common stock to the I-Element shareholders. The shares were issued in exchange for 100% of the issued and outstanding shares of capital stock of I-Element pursuant to the Merger Agreement. The shares were issued in a private placement to a limited number of persons without registration under the Securities Act of 1933, as amended, in reliance upon Section 4(2) of the Securities Act thereunder.

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ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

             (c)     Exhibits.

             2.1 Agreement and Plan of Merger, dated November 9, 2004, by and among Mailkey Corporation, Mailkey Acquisition Corp., I-Element, Inc. and Ivan Zweig.

             2.2     First Amendment and Waiver to Agreement and Plan of
                     Merger, dated December 30, 2004, by and among Mailkey Corporation, Mailkey Acquisition Corp., I-Element, Inc. and Ivan Zweig.








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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MailKey Corporation



Date: January 25, 2005                       By: /s/ Ivan Zweig
                                                --------------------------------
                                                Ivan Zweig
                                                Chief Executive Officer








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                                  EXHIBIT INDEX


EXHIBIT NUMBER                           DESCRIPTION

     2.1 Agreement and Plan of Merger, dated November 9, 2004, by and among Mailkey Corporation, Mailkey Acquisition Corp., I-Element, Inc. and Ivan Zweig.

     2.2 First Amendment and Waiver to Agreement and Plan of Merger, dated December 30, 2004, by and among Mailkey Corporation, Mailkey Acquisition Corp., I-Element, Inc. and Ivan Zweig.










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